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                                                                     EXHIBIT 4.5

           THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.



                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                 SELECTICA, INC.

                           VOID AFTER JANUARY 14, 2002



               This Warrant is issued to Cisco Systems, Inc. ("Holder") by Selectica, Inc., a California corporation (the "Company"), on January 14, 2000 (the "Warrant Issue Date").

               1. Purchase of Shares. The Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to eight hundred thousand (800,000) shares of Common Stock of the Company ("Common Stock").

               2. Exercise Price. The exercise price for the Shares shall be the lesser of the $13.00 per share and the initial offering price as listed on the cover of the registration statement of the Company's initial public offering. Such price shall be subject to adjustment pursuant to Section 9 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price")

               3. Term. This Warrant shall remain exercisable until 5:00 p.m. on January 14, 2002; provided, however, that in the event of (a) the closing of the Company's sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the shareholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the holder of the Warrant at least fifteen (15) days prior to the consummation of such event or transaction.

               4. Registration Rights. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Act in connection with a public offering of such securities solely for cash (other than a registration relating solely to the sale of


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securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 16 hereof, the Company shall, subject to the provisions of Subsection (b) hereof, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered ("Piggyback Rights").

                      (a) Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to this Section 4 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling shareholders, but excluding underwriting discounts and commissions relating to the Common Stock.

                      (b) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 4 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Common Stock, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Common Stock, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall the amount of securities of the selling Shareholders included in the offering be reduced below thirty percent (30%) of the total amount of securities requested by each such selling Holder to be included in such offering, unless such offering is the Company's Initial Public Offering in which case the selling shareholders may be excluded entirely if the underwriters make the determination described above.

               5. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                      (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and


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                      (b) the payment to the Company of an amount equal to the
aggregate Exercise Price for the number of Shares being purchased.

               6. Net Exercise. In lieu of exercising this Warrant pursuant to
Section 5, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                                    Y (A - B)
                                    ---------
                             X =        A

        Where:        X =     The number of shares of Common Stock to be issued
                              to the Holder pursuant to this net exercise;

                      Y = The number of Shares in respect of which the net issue election is made;

                      A = The fair market value of one share of the Common Stock at the time the net issue election is made;

                      B = The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 6, the fair market value of one share of Common Stock as of a particular date shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that, if the Warrant is being exercised upon the closing of the IPO, the value will be the Price to Public of one share of such Common Stock specified in the final prospectus with respect to such offering.

               7. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty
(30) days of the delivery of the subscription notice.

               8. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

               9. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                      (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the


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case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                      (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 9(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                      (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

               10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

               11. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 11 shall limit the right of the Holder to be provided the Notices required under this Warrant.

               12. "Market Stand-Off" Agreement. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one


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hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any shares of capital stock of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               13. Transfers of Warrant. This Warrant and all rights hereunder are not transferable in whole or in part by the Holder.

               14. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

               15. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

               16. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

               17. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

               18. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.


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               19. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.


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               IN WITNESS WHEREOF, the Company caused this Warrant to be
executed by an officer thereunto duly authorized.



                                               SELECTICA, INC.



                                           By:
                                               ------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                  ---------------------------



AGREED AND ACKNOWLEDGED:


CISCO SYSTEMS, INC.


By:
    ------------------------------
Name:
     -----------------------------
Title:
       ---------------------------


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                               NOTICE OF EXERCISE



To:  SELECTICA, INC.

               The undersigned hereby elects to [check applicable subsection]:

________       (a)      Purchase _________________ shares of Series ___Common
                        Stock of _________________, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

               OR

________       (b)      Exercise the attached Warrant for [all of the shares]
                        [________ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

               The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

CISCO SYSTEMS, INC.

By:
    ------------------------------
Name:
     -----------------------------
Title:
       ---------------------------



Address:
        --------------------------
Date:
     -----------------------------